Exhibit 99.1

BitMine Immersion Now Holds Approximately $500 Million of Ethereum to Advance its Ethereum Treasury Strategy

Company’s current total of approximately $500 million of ETH exceeds the initial $250 million PIPE proceeds by over 100%

BitMine’s ETH holdings exceed 163,000

Company’s Ethereum treasury strategy to strengthen broader Ethereum ecosystem

LAS VEGAS, July 14, 2025 /PRNewswire/ -- (NYSE AMERICAN: BMNR) (“BitMine” or the “Company”) today announced holdings of ETH exceeding $500 million. The Company closed on its initial private placement of $250 million on July 9th in furtherance of its asset light treasury strategy. As of July 14th at 7:45am ET, the company’s ETH holdings total 163,142 at $3,072.67 per ETH (Bloomberg).

“Since closing on the $250 million private placement, we have surpassed $500 million in Ethereum holdings, which validates our mission to increase our stake in the Ethereum network,” said Thomas “Tom” Lee of Fundstrat, the newly appointed Chairman of BitMine’s Board of Directors.

“We are pleased that we added significantly to our ETH treasury just 3 days after closing our private placement,” said Jonathan Bates, CEO of BitMine. “Clearly Wall Street is getting ‘ETH-pilled.’”

The Company previously stated its performance metric goal of increasing ETH held per share through a combination of reinvestment of the Company’s cash flows, capital markets activities (including using volatility to lower cost of capital), and staking yield and the value of ETH is impacted by the change in value of ETH.

Thomas Lee further states: “Among Bitcoin treasury companies, we have witnessed the reflexive benefit of acquiring large holdings. Microstrategy (NASDAQ-MSTR), the leader, has accumulated more than 597,000 Bitcoin (per Microstrategy.com website). Such sizable holdings has created a ‘sovereign put’ for the company, meaning a nation-state views MSTR holdings as attractive if a nation ever wanted to acquire 5% of the Bitcoin network. Similarly, ETH Treasuries, which accumulate 5% of ETH supply, can benefit from a similar ‘Wall Street put.’ And even Vlad Tenev, CEO of Robinhood, recently said ‘tokenization is the greatest capital markets innovation since the central limit order book’ showing how Wall Street is converging onto crypto. And Ethereum is the layer 1 blockchain with the greatest share.”

About BitMine

BitMine is a Bitcoin and Ethereum Network Company with a focus on the accumulation of Crypto for long term investment, whether acquired by our Bitcoin mining operations or from the proceeds of capital raising transactions. Company business lines include Bitcoin Mining, synthetic Bitcoin mining through involvement in Bitcoin mining, hashrate as a financial product, offering advisory and mining services to companies interested in earning Bitcoin denominated revenues, and general Bitcoin advisory to public companies. BitMine’s operations are located in low-cost energy regions in Trinidad; Pecos, Texas; and Silverton, Texas.

Forward Looking Statements

This press release contains statements that constitute “forward-looking statements.” The statements in this press release that are not purely historical are forward-looking statements which involve risks and uncertainties. This document specifically contains forward-looking statements regarding the potential benefits of the uses of proceeds of the Company’s recent offering and future business plans. In evaluating these forward-looking statements, you should consider various factors, including BitMine’s ability to keep pace with new technology and changing market needs; BitMine’s ability to finance its current business and proposed future business; the competitive environment of BitMine’s business; and the future value of Bitcoin and Ethereum. Actual future performance outcomes and results may differ materially from those expressed in forward-looking statements. Forward-looking statements are subject to numerous conditions, many of which are beyond BitMine’s control, including those set forth in the Risk Factors section of BitMine’s Form 10-K filed with the Securities and Exchange Commission (the “SEC”) on April 3, 2025, as well as all other SEC filings, as amended or updated from time to time. Copies of BitMine’s filings with the SEC are available on the SEC’s website at www.sec.gov. BitMine undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

SOURCE BitMine Immersion Technologies, Inc.

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